EXHIBIT 99.8


                          COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THESE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THOSE LAWS.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

eClickMD, Inc., a Nevada corporation with its principal place of business at 201 East Main Brady, Texas 76825, with development offices at 8200 Cameron Rd., Suite 170, Austin, Texas 78754 (hereinafter the "Company")

                          COMMON STOCK PURCHASE WARRANT


                                           Dated: April 10, 2001

                                     WARRANT

         To purchase 100,000 shares (hereinafter the "Warrant Shares") of common stock of the Company
         (hereinafter "Common Stock") having a par value of $0.001 at a per share exercise price of $0.75 and valid for a term ending after April 10, 2003.

THIS IS TO CERTIFY THAT, under obligations of the Consulting Services Agreement Addendum dated April 10, 2001 to which this Warrant is an appendix, Eugene Fry, a Texas resident with his principal place of business at 2301, S. Mopac, Suite 304, Austin, Texas 78746 (hereinafter the "Holder") is entitled to purchase from the Company 100,000 shares of common stock upon execution of the consulting agreement by and between the Company and Eugene Fry at a price per share of $0.75 (hereinafter the "Purchase Price"), upon the terms and conditions as herein provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

A. Exercise of Warrant. The Holder can exercise this Warrant by giving written notice to the Company on the Subscription Form attached to this Common Stock Purchase Warrant (the "Subscription Form"). The Holder shall deliver to the Company at its principal place of business, not more than seven (7) days after the date of the Subscription Form, this Warrant, properly endorsed, and payment, by wire transfer or, at Holder's option, by certified or official bank check payable to the order of the Company, in all cases in immediately available funds unless an alternate form of payment is mutually agreed upon by the parties such as a promissory note payable, of the aggregate Purchase Price of the shares of Common Stock being purchased. This Warrant shall be exercisable only in units of 1000 shares or more.

B. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the applicable Purchase Price, the Company at its expense (including the payment by it of any applicable issue tax) will cause to be issued or transferred in the name of and delivered to the Holder, or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the Warrant Shares to which such holder shall be entitled upon such exercise.

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C.       Payment of Taxes. The Company shall pay all expenses and documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant.

D. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this Warrant.

E. Legend. The certificate or certificates issued evidencing the Warrant Shares shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration."

F. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that:

         1. Investment. Holder is acquiring the Warrant and any Warrant Shares acquired pursuant to the exercise of the Warrant for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Warrant and any shares acquired pursuant to the exercise of the Warrant have not been, and may not be, registered under the Securities Act for sale to Holder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Holder's investment intent and the accuracy of Holder's representations as expressed herein. Should Holder in the future decide to offer to dispose of either the Warrant or any of the shares acquired pursuant to the exercise of the Warrant, or any interest therein, it agrees to do so only in compliance with the Securities Act and this Warrant.

         2. Independent Investigation. In making its investment decision to acquire the Warrant, the Holder is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Warrant and in any publicly filed information. Holder has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment with particular reference to the representation in F.1 above.

G. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

         1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         2. Authorization. The Company has all corporate right, power and authority to enter into this Warrant and to consummate the transactions contemplated hereby. The transactions contemplated hereby shall include, but not be limited to, the conditional execution and delivery of the Warrant Shares. The execution and delivery of this Warrant by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and stockholder action if required, on behalf of the Company.

         3. Valid Issuance of Shares. The Warrant Shares, when issued, sold and delivered in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable. Based in part upon representations by the Holder, the Warrant Shares issued upon exercise or conversion of this Warrant will be issued in compliance with all applicable federal and state securities laws.

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H.       Adjustments.

         1. Subdivisions, Combinations. In case the Company shall (a) subdivide, split or reclassify the outstanding shares of Common Stock into a larger number of shares, or (b) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of Warrant Shares shall be adjusted to equal the number of shares to which the Holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event. Upon any such adjustment of the Warrant Shares, the Purchase Price shall be proportionately and equitably adjusted.

         2. Reorganization, Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation or otherwise), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock.

         3. Dilution. With exception to Sections H.1 and H.2 above, the Holder acknowledges that the Company intends to authorize and/or issue common and/or preferred shares of stock from time to time, as deemed appropriate by the Company in its sole discretion, which may dilute the shares of stock underlying this Warrant, and agrees and accepts any such dilution.

         4. Distributions, Dividends. None of the shares of stock covered by this Warrant shall be considered, for adjustment or for any other purpose whatsoever, as outstanding shares prior to the issuance of stock certificates therefor pursuant to exercise of this Warrant, and, with respect to the shares of stock covered by this Warrant, the Holder shall have no rights in or to any dividends or other distributions of cash or other property, paid or payable prior to such issuance of stock certificates.

         5. Successors, Assigns. The Warrant granted hereunder shall be binding upon the Company, its successors or assigns, including any successor or resulting entity, either in a liquidation or merger of the Company into another company owning all of the outstanding voting stock of the Company or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting company acquires all or substantially all the assets of the Company and assumes all its obligations.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first above written.

eClickMD, Inc.



/s/ MARION R, RICE    .
-----------------------
Name:  Marion R, Rice
Title: CEO and Chairman

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